EXHIBIT INDEX

EXHIBIT A: Attachment to item 77B:
Accountant's report on internal control.

EXHIBIT B: Attachment to item 77D:
Policies with respect to security investments

EXHIBIT C: Attachment to item 77I:
Terms of new or amended securities

EXHIBIT D: Attachment to item 77Q1:
Exhibits

EXHIBIT E: Attachment to item 77Q3:
NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A
SUB-ITEM 77B - Accountant's report on internal control

            REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of The RBB Fund, Inc.

In planning and performing our audit of the financial statements and financial highlights of The RBB Fund, Inc. (the "Fund") for the year ended August 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls.   Generally,
controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2002.

This report is intended solely for the information and use of management, the Board of Directors of The RBB Fund, Inc., and the Securities and Exchange Commission.

PricewaterhouseCoopers LLP
October 16, 2002


EXHIBIT B
SUB-ITEM 77D: Policies with respect to security investments

The investment policies of the Numeric Emerging Growth Fund (formerly the Numeric Micro Cap Fund), Numeric Growth Fund, Numeric Mid Cap Fund, Numeric Small Cap Value Fund and the Institutional and Investor Classes of the Bogle Small Cap Growth have been revised. The revised policies, as they appear below, were approved during a regular meeting of the Registrant's Board of Directors on July 25, 2002.

Numeric Emerging Growth Fund (formerly the Numeric Micro Cap
Fund)

Revised Policy: Under normal circumstances, the Fund invests in common stock of companies with micro and small sized capitalizations, similar to companies represented in the Russell 2000 Growth Index, and higher than average forecast earnings growth rates. Numeric determines its stock selection decisions for this Fund primarily on the basis of its Growth Stock and Quality of Earnings Models. Considered, but of less importance, is the Fair Value Stock Model.

Numeric Growth Fund

Revised Policy: Under normal circumstances, the Fund invests in common stock of companies with small and mid-sized capitalizations, similar to companies represented in the Russell 2500 Growth Index, and higher than average forecast earnings growth rates. Numeric determines its stock selection decisions for this Fund primarily on the basis of its Growth Stock and Quality of Earnings Models. Considered, but of less importance, is the Fair Value Stock Model.

Numeric Mid Cap Fund

Revised Policy: Under normal circumstances, the Fund invests at least 80% of net assets (including borrowings for investment purposes) in common stock of companies with mid-sized capitalizations which the Fund defines as the 151st to the 1,000th largest companies (excluding American Depositary Receipts) as ranked by market capitalization. The Fund will notify shareholders sixty days in advance of any change in this policy. Numeric determines its stock selection decisions for this Fund based on its Growth Stock, Fair Value Stock and Quality of Earnings Models.

Numeric Small Cap Value Fund

Revised Policy: Under normal circumstances, the Fund invests at least 80% of its net assets (including borrowings for investment purposes) in value-oriented common stock of companies with market capitalizations of $2.0 billion or less. The Fund will notify shareholders sixty days in advance of any change in this policy. Numeric determines its stock selection decisions for this Fund primarily on the basis of its Fair Value Stock and Quality of Earnings Models. Also considered, but of less importance, is the Growth Stock Model.

The revisions to the investment policies of the Numeric Emerging Growth Fund (formerly the Numeric Micro Cap Fund), Numeric Growth Fund, Numeric Mid Cap Fund and Numeric Small Cap Value Fund (the "Numeric Funds') are incorporated herein by reference to the supplement dated July 30, 2002 to the Registrant's prospectus for the Numeric Funds dated December 18, 2001 as filed with the Commission on July 30, 2002 (Accession 0000927016-02-003794).

Bogle Small Cap Growth
(Institutional and Investor Class)

Revised Policy: The Fund will seek to achieve its objective by investing under normal circumstances, at the time of purchase, at least 80% of the net assets of the portfolio (including borrowings for investment purposes) in the stocks of U.S. companies with market capitalizations under $2.0 billion ("small cap stocks") that Bogle Investment Management (the "Adviser") believes are likely to appreciate more than the Russell 2000 Index as defined below. Shareholders will be notified by the Fund sixty days in advance of any change in this policy. The fund will primarily invest in securities principally traded in the U.S. markets. In seeking this objective, the Fund attempts to achieve a total return greater than the total return of the Russell 2000 Index.

The revisions to the investment policies of the Institutional and Investor Classes of the Bogle Small Cap Growth Fund (the "Bogle Fund") are incorporated herein by reference to the supplement dated July 29, 2002 to the Registrant's prospectus for the Bogle Fund dated December 18, 2001 as filed with the Commission on July 29, 2002 (Accession 0000935069-02-000751).


EXHIBIT C:
SUB-ITEM 77I: Terms of new or amended securities.

The response to sub-item 77I(b) with respect to Classes VV and WW, which constitute the Boston Partners All-Cap Value Fund, is incorporated herein by reference to Registrant's Post- Effective Amendment No. 79 filed with the Commission on May 15, 2002 (Accession No. 0000935069-02-000486).

The response to sub-item 77I(b) with respect to Class PPP, which constitute the Schneider Value Fund, is incorporated herein by reference to Registrant's Post- Effective Amendment No. 80 filed with the Commission on May 16, 2002 (Accession No. 0000935069-02-000489).


EXHIBIT D:
SUB-ITEM 77Q1: Exhibits.

Articles of Amendment to the Charter are incorporated herein by reference to Exhibit (a)(33) in Registrant's Post- Effective
Amendment No. 77 filed with the Commission on May 15, 2002
(Accession 0000935069-02-000486).

Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (a)(32) in Registrant's Post- Effective
Amendment No. 77 filed with the Commission on May 15, 2002
(Accession 0000935069-02-000486).

For a description of the changes in policies with respect to security investments for the Numeric Emerging Growth Fund (formerly the Numeric Micro Cap Fund), Numeric Growth Fund, Numeric Mid Cap Fund, Numeric Small Cap Value Fund and Bogle Small Cap Growth Fund, see Sub-Item 77D.

Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (a)(34) in Registrant's Post- Effective
Amendment No. 78 filed with the Commission on May 16, 2002
(Accession 0000935069-02-000489).

Investment Advisory Agreement between Registrant and Boston
Partners, L.P. for the Boston Partners All-Cap Value Fund is filed herewith.

Investment Advisory Agreement between Registrant and Schneider
Capital Management Company for the Schneider Value Fund is filed herewith.

                INVESTMENT  ADVISORY AGREEMENT
              Boston Partners All-Cap Value Fund

		AGREEMENT made as of July 1, 2002 between THE RBB FUND, INC., a Maryland corporation (herein called the "Fund"), and Boston Partners Asset Management, L.P. (herein called the
"Investment Advisor").

		WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act") and currently offers or proposes to offer shares representing interests in separate investment portfolios; and

		WHEREAS, the Fund desires to retain the Investment Advisor to render certain investment advisory services to the Fund with respect to the Fund's Boston Partners All-Cap Value
Fund (the "Portfolio"), and the Investment Advisor is willing to so render such services.

		NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

		1.	Appointment.  The Fund hereby appoints the
Investment Advisor to act as investment advisor for the Portfolio for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

		2.	Delivery of Documents.  The Fund has furnished the
Investment Advisor with copies properly certified or authenticated of each of the following:

			(a)	Resolutions of the Board of Directors of the
Fund authorizing the appointment of the Investment Advisor and the execution and delivery of this Agreement;

			(b)	Each prospectus and statement of additional
information relating to any class of Shares representing interests in the Portfolio of the Fund in effect under the 1933
Act (such prospectus and statement of additional information, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "Prospectus" and "Statement of Additional Information," respectively).

		The Fund will promptly furnish the Investment Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

		In addition to the foregoing, the Fund will also provide the Investment Advisor with copies of the Fund's Charter and By-laws, and any registration statement or service contracts related to the Portfolio, and will promptly furnish the Investment Advisor with any amendments of or supplements to such documents.

		3.	Management of the Portfolio.  Subject to the
supervision of the Board of Directors of the Fund, the Investment Advisor will provide for the overall management of the Portfolio including (i) the provision of a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio, (ii) the determination from time to time of what securities and other investments will be purchased, retained, or sold by the Fund for the Portfolio, and (iii) the placement from time to time of orders for all purchases and sales made for the Portfolio. The Investment Advisor will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives, restrictions and policies as stated in the applicable Prospectus and the Statement of Additional Information, provided that the Investment Adviser has actual notice or knowledge of any changes by the Board of Directors to such investment objectives, restrictions or policies. The Investment Advisor further agrees that it will render to the Fund's Board of Directors such periodic and special reports regarding the performance of its duties under this Agreement as the Board may reasonably request. The Investment Advisor agrees to provide to the Fund (or its agents and service providers) prompt and accurate data with respect to the Portfolio's transactions and, where not otherwise available, the daily valuation of securities in the Portfolio.

		4.	Brokerage.  Subject to the Investment Advisor's
obligation to obtain best price and execution, the Investment
Advisor shall have full discretion to select brokers or dealers to effect the purchase and sale of securities. When the Investment Advisor places orders for the purchase or sale of securities for the Portfolio, in selecting brokers or dealers to execute such orders, the Investment Advisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Portfolio directly or indirectly. Without limiting the generality of the foregoing, the Investment Advisor is authorized to cause the Portfolio to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Portfolio or who otherwise provide brokerage and research services utilized by the Investment Advisor, provided that the Investment Advisor determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Investment Advisor's overall responsibilities with respect to accounts as to which the Investment Advisor exercises investment discretion. The
Investment Advisor may aggregate securities orders so long as the Investment Advisor adheres to a policy of allocating investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients. In no instance will the Portfolio's securities be purchased from or sold to the Fund's principal underwriter, the Investment Advisor, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

		The Investment Advisor shall report to the Board of Directors of the Fund at least quarterly with respect to brokerage transactions that were entered into by the Investment Advisor, pursuant to the foregoing paragraph, and shall certify to the Board that the commissions paid were reasonable in terms either of that transaction or the overall responsibilities of the Advisor to the Fund and the Investment Advisor's other clients, that the total commissions paid by the Fund were reasonable in relation to the benefits to the Fund over the long term, and that such commissions were paid in compliance with Section 28(e) of the Securities Exchange Act of 1934.

		5.	Conformity with Law; Confidentiality.  The
Investment Advisor further agrees that it will comply with all applicable rules and regulations of all federal regulatory agencies having jurisdiction over the Investment Advisor in the performance of its duties hereunder. The Investment Advisor will treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

		6.	Services Not Exclusive.  The Investment Advisor
and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Investment Advisor to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Portfolio or the Fund.

		Nothing in this Agreement shall limit or restrict the Investment Advisor or any of its partners, officers, affiliates or employees from buying, selling or trading in any securities for its or their own account. The Fund acknowledges that the Investment Advisor and its partners, officers, affiliates, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for the Portfolio. The Investment Advisor shall have no obligation to acquire for the Portfolio a position in any investment which the Investment Advisor, its partners, officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Investment Advisor not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

		The Investment Advisor agrees that this Paragraph 6 does not constitute a waiver by the Fund of the obligations imposed upon the Investment Advisor to comply with Sections 17(d) and 17(j) of the 1940 Act, and the rules thereunder, nor constitute a waiver by the Fund of the obligations imposed upon the Investment Advisor under Section 206 of the Investment
Advisers Act of 1940 and the rules thereunder. Further, the Investment Advisor agrees that this Paragraph 6 does not constitute a waiver by the Fund of the fiduciary obligation of the Investment Advisor arising under federal or state law, including Section 36 of the 1940 Act. The Investment Advisor agrees that this Paragraph 6 shall be interpreted consistent with the provisions of Section 17(i) of the 1940 Act.

		7.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

		8.	Expenses.  During the term of this Agreement, the
Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement. The
Portfolio shall bear all of its own expenses not specifically assumed by the Investment Advisor. General expenses of the Fund not readily identifiable as belonging to a portfolio of the Fund shall be allocated among all investment portfolios by or under the direction of the Fund's Board of Directors in such manner as the Board determines to be fair and equitable. Expenses borne by the Portfolio shall include, but are not limited to, the following (or the portfolio's share of the following): (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Portfolio by the Investment Advisor; (c) filing fees and expenses relating to the registration and qualification of the Fund and the Portfolio's shares under federal and/or state securities laws and maintaining such registrations and qualifications; (d) fees and salaries payable to the Fund's directors and officers; (e) taxes (including any income or franchise taxes) and governmental fees; (f) costs of any liability and other insurance or fidelity bonds; (g) any costs, expenses or losses arising out a liability of or claim for damages or other relief asserted against the Fund or the Portfolio for violation of any law; (h) legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors; (i) charges of custodians and other agents; (j) expenses of setting in type and printing prospectuses, statements of additional information and supplements thereto for existing shareholders, reports, statements, and confirmations to shareholders and proxy material that are not attributable to a class; (k) costs of mailing prospectuses, statements of additional information and supplements thereto to existing shareholders, as well as reports to shareholders and proxy material that are not attributable to a class; (1) any extraordinary expenses; (m) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (n) costs of mailing and tabulating proxies and costs of shareholders' and directors' meetings; (o) costs of independent pricing services to value a portfolio's securities; and (p) the costs of investment company literature and other publications provided by the Fund to its directors and officers. Distribution expenses, transfer agency expenses, expenses of preparation, printing and mailing, prospectuses, statements of additional information, proxy statements and reports to shareholders, and organizational expenses and registration fees, identified as belonging to a particular class of the Fund are allocated to such class.

		9.	Voting.  The Investment Advisor shall have the
authority to vote as agent for the Fund, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which Portfolio's assets may be invested from time to time, subject to such policies and procedures as the Board of Directors of the Fund may adopt from time to time.

		10.	Reservation of Name.  The Investment Advisor shall
at all times have all rights in and to the Portfolio's name and all investment models used by or on behalf of the Portfolio. The
Investment Advisor may use the Portfolio's name or any portion thereof in connection with any other mutual fund or business activity without the consent of any shareholder and the Fund shall execute and deliver any and all documents required to indicate the consent of the Fund to such use.

		11.	Compensation.

			(a)	For the services provided and the expenses
assumed pursuant to this Agreement with respect to the Portfolio, the Fund will pay the Investment Advisor from the assets of the Portfolio and the Investment Advisor will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of 1.00% of the Portfolio's average daily net assets.

			(b)	The fee attributable to the Portfolio shall
be satisfied only against assets of the Portfolio and not against the assets of any other investment portfolio of the Fund.

		12.	Limitation of Liability of the Investment Advisor.
 The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The Portfolio will indemnify the Investment Advisor against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from disabling conduct by the Investment Advisor.
Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Advisor was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Advisor was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Portfolio who are neither "interested persons" of the Portfolio nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Investment Advisor shall be entitled to advances from the Portfolio for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law.
The Investment Advisor shall provide to the Portfolio a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Portfolio has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Investment Advisor shall provide a security in form and amount acceptable to the Portfolio for its undertaking; (b) the Portfolio is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based upon a review of facts readily available to the Portfolio at the time the advance is proposed to be made, that there is reason to believe that the Investment Advisor will ultimately be found to be entitled to indemnification. Any amounts payable by the Portfolio under this Section shall be satisfied only against the assets of the Portfolio and not against the assets of any other investment portfolio of the Fund.

		The limitations on liability and indemnification provisions of this paragraph 12 shall not be applicable to any losses, claims, damages, liabilities or expenses arising from the Investment Advisor's rights to the Portfolio's name. The Investment Advisor shall indemnify and hold harmless the Fund and the Portfolio for any claims arising from the use of the term "Boston Partners" in the name of the Portfolio.

		13.	Duration and Termination.  This Agreement shall
become effective with respect to the Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Portfolio and, unless sooner terminated as provided herein, shall continue with respect to the Portfolio until August 16, 2003. Thereafter, if not terminated, this Agreement shall continue with respect to the Portfolio for successive annual periods ending on August 16 provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that this Agreement may be terminated with respect to the Portfolio by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, on 60 days' prior written notice to the Investment Advisor, or by the Investment
Advisor at any time, without payment of any penalty, on 60 days' prior written notice to the Fund. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act).

		14.	Amendment of this Agreement.  No provision of this
Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio.

		15.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

		16.	Change in Membership.  The Investment Advisor
shall notify the Fund of any change in its membership within a reasonable time after such change.

		17.	Governing Law.  This Agreement shall be governed
by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

		18.	Counterparts.  This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

		IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE RBB FUND, INC.
By:	/s/ Edward J. Roach
Name:	Edward J. Roach
Title:	President & Treasurer

BOSTON PARTNERS ASSET
  MANAGEMENT, L.P., by BOSTON PARTNERS, INC., its General Partner
By:	/s/ William J. Kelly
Name:	William J. Kelly
Title:	Treasurer


            INVESTMENT ADVISORY AGREEMENT PRIVATE
                    Schneider Value Fund

		AGREEMENT made as of August 1, 2002 between THE RBB FUND, INC., a Maryland corporation (herein called the "Fund"), and Schneider Capital Management Company, a Pennsylvania corporation (herein called the "Investment Adviser").

		WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act") and currently offers or proposes to offer shares representing interests in separate investment portfolios; and

		WHEREAS, the Fund desires to retain the Investment Adviser to render certain investment advisory services to the Fund with respect to the Fund's Schneider Value Fund (the
"Portfolio"), and the Investment Adviser is willing to so render such services.

		NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

		1.	Appointment.  The Fund hereby appoints the
Investment Adviser to act as investment adviser for the Portfolio for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

		2.	Delivery of Documents.  The Fund has furnished the
Investment Adviser with copies properly certified or authenticated of each of the following:

			(a)	Resolutions of the Board of Directors of the
Fund authorizing the appointment of the Investment Adviser and the execution and delivery of this Agreement;

			(b)	Each prospectus and statement of additional
information relating to any class of Shares representing interests in the Portfolio of the Fund in effect under the 1933
Act (such prospectus and statement of additional information, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "Prospectus" and "Statement of Additional Information," respectively).

		The Fund will promptly furnish the Investment Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

		In addition to the foregoing, the Fund will also provide the Investment Adviser with copies of the Fund's Charter and By-laws, and any registration statement or service contracts related to the Portfolio, and will promptly furnish the Investment Adviser with any amendments of or supplements to such documents.

		3.	Management of the Portfolio.  Subject to the
supervision of the Board of Directors of the Fund, the Investment Adviser will provide for the overall management of the Portfolio including (i) the provision of a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio, (ii) the determination from time to time of what securities and other investments will be purchased, retained, or sold by the Fund for the Portfolio, and (iii) the placement from time to time of orders for all purchases and sales made for the Portfolio. The Investment Adviser will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives, restrictions and policies as stated in the applicable Prospectus and the Statement of Additional Information. The Investment Adviser further agrees that it will render to the Fund's Board of Directors such periodic and special reports regarding the performance of its duties under this Agreement as the Board may reasonably request.
The Investment Adviser agrees to provide to the Fund (or its agents and service providers) prompt and accurate data with respect to the Portfolio's transactions and, where not otherwise available, the daily valuation of securities in the Portfolio.

		4.	Brokerage.  Subject to the Investment Adviser's
obligation to obtain best price and execution, the Investment
Adviser shall have full discretion to select brokers or dealers to effect the purchase and sale of securities. When the Investment Adviser places orders for the purchase or sale of securities for the Portfolio, in selecting brokers or dealers to execute such orders, the Investment Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Portfolio directly or indirectly. Without limiting the generality of the foregoing, the Investment Adviser is authorized to cause the Portfolio to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Portfolio or who otherwise provide brokerage and research services utilized by the Investment Adviser, provided that the Investment Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Investment Adviser's overall responsibilities with respect to accounts as to which the Investment Adviser exercises investment discretion. The
Investment Adviser may aggregate securities orders so long as the Investment Adviser adheres to a policy of allocating investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients. In no instance will the Portfolio's securities be purchased from or sold to the Fund's principal underwriter, the Investment Adviser, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

		The Investment Adviser shall report to the Board of Directors of the Fund at least quarterly with respect to brokerage transactions that were entered into by the Investment Adviser pursuant to the foregoing paragraph, and shall certify to the Board that the commissions paid were reasonable in terms either of that transaction or the overall responsibilities of the Adviser to the Fund and the Investment Adviser's other clients, that the total commissions paid by the Fund were reasonable in relation to the benefits to the Fund over the long term, and that such commissions were paid in compliance with Section 28(e) of the Securities Exchange Act of 1934.

		5.	Conformity with Law; Confidentiality.  The
Investment Adviser further agrees that it will comply with all applicable rules and regulations of all federal regulatory agencies having jurisdiction over the Investment Adviser in the performance of its duties hereunder. The Investment Adviser will treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

		6.	Services Not Exclusive.  The Investment Adviser
and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Investment Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Portfolio or the Fund.

		7.	Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

		8.	Expenses.  During the term of this Agreement, the
Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. The
Portfolio shall bear all of its own expenses not specifically assumed by the Investment Adviser. General expenses of the Fund not readily identifiable as belonging to a portfolio of the Fund shall be allocated among all investment portfolios by or under the direction of the Fund's Board of Directors in such manner as the Board determines to be fair and equitable. Expenses borne by the Portfolio shall include, but are not limited to, the following (or the Portfolio's share of the following): (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Portfolio by the Investment Adviser; (c) filing fees and expenses relating to the registration and qualification of the Fund and the Portfolio's shares under federal and/or state securities laws and maintaining such registrations and qualifications; (d) fees and salaries payable to the Fund's directors and officers; (e) taxes (including any income or franchise taxes) and governmental fees; (f) costs of any liability and other insurance or fidelity bonds; (g) any costs, expenses or losses arising out a liability of or claim for damages or other relief asserted against the Fund or the Portfolio for violation of any law; (h) legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors; (i) charges of custodians and other agents; (j) expenses of setting in type and printing prospectuses, statements of additional information and supplements thereto for existing shareholders, reports, statements, and confirmations to shareholders and proxy material that are not attributable to a class; (k) costs of mailing prospectuses, statements of additional information and supplements thereto to existing shareholders, as well as reports to shareholders and proxy material that are not attributable to a class; (1) any extraordinary expenses; (m) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (n) costs of mailing and tabulating proxies and costs of shareholders' and directors' meetings; (o) costs of independent pricing services to value portfolio securities; and (p) the costs of investment company literature and other publications provided by the Fund to its directors and officers. Distribution expenses, transfer agency expenses, expenses of preparation, printing and mailing, prospectuses, statements of additional information, proxy statements and reports to shareholders, and organizational expenses and registration fees, identified as belonging to a particular class of the Fund are allocated to such class.

		9.	Voting.  The Investment Adviser shall have the
authority to vote as agent for the Fund, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which Portfolio's assets may be invested from time to time, subject to such policies and procedures as the Board of Directors of the Fund may adopt from time to time.

		10.	Reservation of Name.  The Investment Adviser shall
at all times have all rights in and to the Portfolio's name and all investment models used by or on behalf of the Portfolio. The
Investment Adviser may use the Portfolio's name or any portion thereof in connection with any other mutual fund or business activity without the consent of any shareholder and the Fund shall execute and deliver any and all documents required to indicate the consent of the Fund to such use.

		11.	Compensation.

			(a)	For the services provided and the expenses
assumed pursuant to this Agreement with respect to the Portfolio, the Fund will pay the Investment Adviser from the assets of the Portfolio and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of 0.70% of the Portfolio's average daily net assets.

			(b)	The fee attributable to the Portfolio shall
be satisfied only against assets of the Portfolio and not against the assets of any other investment portfolio of the Fund.

		12.	Limitation of Liability of the Investment Adviser.
The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

		The limitations on liability of this paragraph 12 shall not be applicable to any losses, claims, damages, liabilities or expenses arising from the Fund's use of the Portfolio's name.
The Investment Adviser shall indemnify and hold harmless the Fund and the Portfolio for any claims arising from the use of the term
"Schneider" in the name of the Portfolio.

		13.	Duration and Termination.  This Agreement shall
become effective with respect to the Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Portfolio and, unless sooner terminated as provided herein, shall continue with respect to the Portfolio until August 16, 2003. Thereafter, if not terminated, this Agreement shall continue with respect to the Portfolio for successive annual periods ending on August 16 provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that this Agreement may be terminated with respect to the Portfolio by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, on 60 days' prior written notice to the Investment Adviser, or by the Investment
Adviser at any time, without payment of any penalty, on 60 days' prior written notice to the Fund. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act).

		14.	Amendment of this Agreement.  No provision of this
Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio.

		15.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

		16.	Change in Membership.  The Investment Adviser
shall notify the Fund of any change in its membership within a reasonable time after such change.

		17.	Governing Law.  This Agreement shall be governed
by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

		18.	Counterparts.  This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

		IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

THE RBB FUND, INC.
By: /s/ Edward J Roach
Name:  Edward J. Roach
Title:  President

SCHNEIDER CAPITAL MANAGEMENT COMPANY
By: /s/ Steven J. Fellin
Name: Steven J. Fellin
Title: Vice President and CFO



EXHIBIT E:
SUB-ITEM 77Q3:
See exhibit EX-99.77Q3 CERT